UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 17, 2015

Date of Report

(Date of earliest event reported)

Bear State Financial, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

900 South Shackleford Rd., Suite 401 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 320-4904

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 17, 2015, the Board of Directors (the “Board”) of Bear State Financial, Inc. (the “Company”) increased the size of the Board from nine directors to ten directors and elected John J. Ghirardelli to fill the resulting vacancy. Mr. Ghirardelli was also appointed to the Audit Committee of the Board. In addition, Mr. Ghirardelli was appointed to the board of directors and the audit committee of the Company’s wholly-owned subsidiary Bear State Bank, N.A. (the “Bank”).

Mr. Ghirardelli will be compensated in accordance with the Company's standard cash and equity compensation arrangements for non-employee directors, which are described in greater detail in the Company's definitive proxy statement on Schedule 14A relating to its 2015 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 27, 2015.

Mr. Ghirardelli has more than 30 years of experience in manufacturing, construction, and finance. He currently serves as the Chairman of The Board of Paul Mueller Co., a Springfield, Missouri-based stainless steel equipment manufacturer. Mr. Ghirardelli has also served as a director and member of the audit committee of Metropolitan National Bank since 2013. In addition, Mr. Ghirardelli founded Keystone Digital, an audio-visual technology firm; served as President and CEO of The Killian Group, a construction firm, from 2007 to 2012; and has been the Chairman of Tech Spa Inc, a systems integration software firm, since 2009. Prior to this, he had over 20 years of experience in the explosive industry in various senior executive management positions. Mr. Ghirardelli brings to the Board significant experience in mergers and acquisitions, as well as business re-engineering and process expertise.

Since the beginning of the Company’s last fiscal year through the date hereof, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Ghirardelli had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Ghirardelli and any other person pursuant to which Mr. Ghirardelli was selected as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STATE FINANCIAL, INC.

Date: September 23, 2015	By:	/s/ Matt Machen
	Name:	Matt Machen
	Title:	Executive Vice President and Chief Financial Officer